EXECUTION COPY

Technical Olympic USA, Inc.

4,000,000 Shares

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

September 7, 2005

UNDERWRITING AGREEMENT

September 7, 2005

UBS Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc
Wachovia Capital Markets, LLC
JMP Securities LLC
as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

Technical Olympic USA, Inc., a Delaware corporation (the “Company”), proposes to issue and sell and Technical Olympic S.A. (the “Selling Stockholder”) proposes to sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 4,000,000 shares (the “Firm Shares”) of Common Stock, $0.01 par value (the “Common Stock”), of the Company, of which 2,920,000 shares are to be issued and sold by the Company and 1,080,000 shares are to be sold by the Selling Stockholder. In addition, solely for the purpose of covering over-allotments, the Company and the Selling Stockholder propose to grant to the Underwriters the option to purchase up to an additional 600,000 shares of Common Stock (the “Additional Shares”) of which 438,000 shares are to be issued and sold by the Company and 162,000 shares are to be sold by the Selling Stockholder. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Company Registration Statement”) on Form S-3 (File No. 333-122451) including a prospectus, relating to the Shares to be sold by the Company, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has also filed, in accordance with the provisions of the Act, with the Commission a registration statement (the “Stockholder Registration Statement”) on Form S-3 (File No. 333-126727) including a prospectus, relating to the Shares to be sold by the Selling Stockholder, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Exchange Act. The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the prospectuses included in the registration statements referred to above setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the prospectuses included in the registration statements referred to above, as supplemented by a preliminary Prospectus Supplement relating to the Shares, and the documents incorporated by reference therein (each such preliminary prospectus being referred to herein as a “Preliminary Prospectus”). Except where the context otherwise requires, the Company Registration Statement and the Stockholder Registration Statement, each as amended when it became effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, are collectively herein called the “Registration Statement,” and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend”, “amendment”, or “supplement” with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. As used herein, “business day” shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading.

The Company, the Selling Stockholder and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue, and the Company and the Selling Stockholder, severally and not jointly, agree to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by the Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto bears to the total number of Firm Shares, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $26.635 per Share. Each of the Company and the Selling Stockholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company and the Selling Stockholder hereby grant to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company and the Selling Stockholder, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholder for the Firm Shares. This option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof. Any such election to purchase Additional Shares shall be made in proportion to the number of Firm Shares to be sold by the Company and the Selling Stockholder.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and the Selling Stockholder by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (the “DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on September 13, 2005 (unless another time shall be agreed to by you and the Company and the Selling Stockholder or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

The Selling Stockholder acknowledges and agrees that its sale of the Shares is subject to Sections 897 and 1445 of the Internal Revenue Code and that the Managing Underwriters shall withhold 10% of the gross proceeds from such sale and remit such funds to the Internal Revenue Service. The parties agree that for all purposes of this Agreement the amount withheld by the Managing Underwriters pursuant to the preceding sentence will be deemed to have been paid by the Underwriters to the Selling Stockholder as part of the purchase price for the Shares in question.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Each of the Company Registration Statement and the Stockholder Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not, as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act; the conditions to the use of Form S-3 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Selling Stockholder make no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company and the Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus;

(b) the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Registration Statement and the Prospectus entitled “Capitalization” as of the date set forth therein and the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” as of the date set forth therein in the section of the Registration Statement and the Prospectus entitled “Capitalization”, except for immaterial changes in capitalization in the ordinary course of business consistent with prior practice occurring after the dates set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” or as otherwise disclosed in the Prospectus and Registration Statement; all of the issued and outstanding  shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to sell and deliver the Shares as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(e) the Company has no subsidiaries (as defined in the Exchange Act) other than the entities listed in Schedule B hereto (collectively, the “Subsidiaries”); complete and correct copies of the certificates of incorporation and the by-laws of the Company and the organizational and governing documents of the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation, limited liability company, limited partnership or statutory trust in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate, limited liability company, limited partnership or trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company, limited partnership or statutory trust and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(e)) are owned by the Company subject to no security interest, other encumbrance or adverse claims, other than the security interests and encumbrances described in the Registration Statement and the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f) the Shares have been duly and validly authorized and, in the case of the Shares to be sold by the Selling Stockholder are, and in the case of the Shares to be sold by the Company, when issued and delivered against payment therefor as provided herein will be, duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h) this Agreement has been duly authorized, executed and delivered by the Company;

(i) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or by-laws or other organizational or governing documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except for, in the case of (ii), such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (i) the charter or by-laws or other organizational or governing documents of the Company or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except for, in the case of (ii), such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance or sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”);

(k) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any  shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or  shares of any other capital stock or other equity interests of the Company (except as set forth in Registration Statement and the Prospectus), or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the absence of such license, authorization, consent, approval or filing would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(m) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(n) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

(o) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and operational data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are required to be disclosed and that are not disclosed in the Registration Statement and the Prospectus;

(p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock of the Company or the Subsidiaries, except pursuant to the Company’s stock option plans in effect as of the date hereof, or any change in the outstanding indebtedness of the Company or the Subsidiaries except changes in the ordinary course of business consistent with prior practice or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(q) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r) the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances except such as (i) are described in the Registration Statement and the Prospectus, (ii) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries, or (iii) where failure to have such good and marketable title or to be free of such liens, claims, security interests or the encumbrances would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is, assuming due and valid execution by the lessor, held thereby under valid, subsisting and enforceable leases, except where the failure to be so held would not, individually or in the aggregate, have a Material Adverse Effect;

(s) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company and the rights of third parties that would not, individually or in the aggregate, have a Material Adverse Effect; (ii) to the Company‘s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) to the Company’s knowledge, there is no prior art that may render any patent application filed by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(t) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(u) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is, to the Company’s knowledge, the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or, to the Company’s knowledge, affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(v) in the ordinary course of its business, the Company and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(w) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those, in the case of state and local taxes and assessments only, as would not, individually or in the aggregate, have a Material Adverse Effect;

(x) the Company and each of the Subsidiaries maintains such insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase, except where such failure to be in force would not, individually or in the aggregate, have a Material Adverse Effect;

(y) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(z) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(aa) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(bb) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls;

(cc) Since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002, in each case, in violation of Section 13(k) of the Exchange Act;

(dd) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ee) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(ff) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(gg) to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

In addition, any certificate signed by any officer of the Company or the Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or the Selling Stockholder, as the case may be, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

(a) the Selling Stockholder now is and at the time of delivery of such Shares (whether the time of purchase or additional time of purchase, as the case may be) will be, the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (whether at the time of purchase or the additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(b) the Selling Stockholder has and at the time of delivery of such Shares (whether the time of purchase or additional time of purchase, as the case may be) will have, full legal right, power and capacity, and any approval required by the laws of the United States or any state thereof (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions) or Greek law, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

(c) each of this Agreement and the Lock-Up Agreement (as defined in Section 8(k)) has been duly executed and delivered by the Selling Stockholder and is a legal, valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms;

(d) as of the time the Stockholder Registration Statement became effective and at all times subsequent thereto through the latest of the time of purchase, additional time of purchase or the termination of the offering of the Shares, the Stockholder Registration Statement and Prospectus, and any supplements or amendments thereto as relate to information furnished by the Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(e) to the Selling Stockholder’s knowledge, when the Stockholder Registration Statement became effective and at all times subsequent thereto through the latest of the time of purchase, additional time of purchase or the termination of the offering of the Shares, the Stockholder Registration Statement and Prospectus, and any supplements or amendments thereto will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(f) neither the Selling Stockholder nor any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(g) the Selling Stockholder has filed any notices required by the Athens Exchange, Greek law or the laws of the United States or any state thereof in connection with its disposition of the Shares;

(h) the Selling Stockholder has been duly organized and is validly existing under the laws of the Republic of Greece;

(i) the statements in the Prospectus under the caption “Security Ownership” insofar as such statements constitute a summary of matters pertaining to the Selling Stockholder referred to therein present fairly the information called for with respect to such matters;

(j) the Selling Stockholder’s articles of association, as in effect at the date hereof, have been duly adopted by the Selling Stockholder and are binding on the Selling Stockholder and its stockholders;

(k) to the Selling Stockholder’s knowledge, all representations and warranties of the Company contained in Section 3 are true and correct;

(l) the execution, delivery and performance by the Selling Stockholder of this Agreement and the Lock-Up Agreement do not and will not and the sale and delivery of the Shares do not and will not breach any provision of its articles of association, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any of the laws of the Republic of Greece or the United States or any state thereof or any existing order or decree of general application of any governmental authority or agency or any official body of the Republic of Greece or the United States or any state thereof;

(m) all approvals, consents, authorizations, orders, registrations, clearances and qualifications of or with any United States federal or state court, Greek court, or governmental agency or body or any stock exchange authorities within Greece or the United States or any state thereof having jurisdiction over the Selling Stockholder required for the sale of the Shares and for the execution and delivery by the Selling Stockholder of this Agreement and the Lock-Up Agreement, have been obtained or made and are in full force and effect;

(n) the choice of laws of the State of New York to govern the Agreement will be upheld as a valid choice of law in the courts of the Republic of Greece, provided it is pleaded as such;

(o) there is no applicable statutory provision which would restrict the enforcement in the Republic of Greece of a judgment obtained in a competent United States or New York State Court (each an “American Court”), and a final and conclusive monetary judgment obtained in an American Court against the Selling Stockholder for a definite sum of money (not being a sum payable in respect of taxes or like charges or in respect of a fine or penalty) arising out of or in relation to this Agreement would be enforceable by action in the courts of the Republic of Greece without a retrial or re-examination of the matters thereby adjudicated upon provided that the proceedings before, and the judgment of, such American Court were not impeachable on the following grounds: (a) the defeated party not having had the opportunity to defend itself (other than by virtue of a provision equally applicable to U.S. citizens); (b) the decision being contrary to a decision of a Greek court enjoying a res judicata effect in a dispute between the same parties and (c) the decision being contrary to the bonos mores or to Greek public order;

(p) to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement or the Lock-Up Agreement in the Republic of Greece, it is not necessary that any such document be submitted to, filed or recorded with any court or other authority in the Republic of Greece or that any tax, imposition or charge be paid in the Republic of Greece on or in respect of any such document, other than charges relating to creating a Greek translation of the relevant document;

(q) the submission to the jurisdiction of a competent American Court, contained herein is valid and binding under the laws of the Republic of Greece; the waiver by the Selling Stockholder of any objection to the venue of a proceeding in such American Court is legal, valid and binding; the waiver by the Selling Stockholder of all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any claim in such American Court is legal, valid and binding; and

(r) service of process effected in the manner set forth in Section 15 of this Agreement, assuming its validity under New York law, will be effective, for the purposes of the laws of the Republic of Greece, to confer valid personal jurisdiction over the Selling Stockholder in an American Court, provided that such appointment of agent for service of process by the Selling Stockholder has not previously been revoked.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City after the date hereof and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e) subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing (so long as you execute a confidentiality agreement in a form reasonably acceptable to Company counsel);

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(i) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(j) to furnish to you three copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you and to each of the other Underwriters promptly and upon request, for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries; provided that you will execute a confidentiality agreement in a form reasonably acceptable to Company counsel to the extent the information you are provided is not publicly available;

(l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(d) hereof;

(m) to apply the net proceeds received by the Company from the sale of the Firm Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus and that the Selling Stockholder will receive all the proceeds from the sale of the Shares sold by the Selling Stockholder;

(n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company and the Selling Stockholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company’s and the Selling Stockholder’s other obligations hereunder;

(o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS and Citigroup Global Market, Inc. (“Citigroup”), except for (i) sales to the Underwriters pursuant to this Agreement, (ii) issuances of options or restricted stock pursuant to the Company’s employee benefit plans, provided that the Company shall not grant any options or restricted stock that would become exercisable (or with respect to which restrictions would lapse) during the Lock-Up Period and (iii) issuances of Common Stock pursuant to the exercise of employee or director stock options outstanding on the date hereof;

(p) to take all actions necessary to list the shares on the NYSE; and

(q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

6. Certain Covenants of the Selling Stockholder. The Selling Stockholder agrees that it will advise the Managing Underwriters promptly, and if requested by the Managing Underwriters, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Act, of (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, known to it, (ii) any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder, (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of the Selling Stockholder or (iv) any information of which it has knowledge that causes the Registration Statement or the Prospectus to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

7. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of their counsel.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Selling Stockholder of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Akerman Senterfitt, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Cahill Gordon & Reindel llp, counsel for the Underwriters, stating that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Firm Shares as contemplated herein;

(ii) each of the Subsidiaries that are significant subsidiaries under Regulation S-X of the Act (each a “Significant Subsidiary”) is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of its jurisdiction of incorporation or formation;

(iii) each of the Company and the Significant Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(iv) this Agreement has been duly authorized, executed and delivered by the Company;

(v) the Shares to be sold by the Company have been duly authorized and upon issuance and delivery against payment therefor, will be validly issued, fully paid and non-assessable and the Shares to be sold by the Selling Stockholder have been duly authorized and validly issued and are fully paid and non-assessable;

(vi) the Company has an authorized and, to our knowledge, outstanding capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of preemptive rights pursuant to the Company’s Certificate of Incorporation and by-laws and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares are free of preemptive rights pursuant to the Company’s Certificate of Incorporation and by-laws and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form;

(vii) all of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; and to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiaries are outstanding;

(viii) the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus;

(ix) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; and the conditions to the use of Form S-3 have been satisfied;

(x) each of the Company Registration Statement and the Stockholder Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

(xi) no approval, authorization, consent or order of or filing with any U.S. federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares by the Company and consummation by the Company of the transactions contemplated hereby other than (A) registration of the Shares under the Act, (B) compliance with state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (C) compliance with the requirements of the NYSE;

(xii) the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (A) the charter or by-laws of the Company or (B) any material agreement or evidence of indebtedness to which the Company is a party or by which it or any of its properties may be bound or affected as identified in Exhibit A to this opinion, or (C) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company;

(xiii) to such counsel’s knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

(xiv) to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or to which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

(xv) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(xvi) the information in the Registration Statement and the Prospectus under the headings “Business—Governmental Regulation,” “Description of Capital Stock,” “Material United States Federal Tax Considerations to Non-U.S. Holders” and “Certain Relationships and Related Transactions”, insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown; and

(xvii) no person has the right, except as described in or pursuant to any document filed as an exhibit to the Registration Statement or otherwise known to such counsel, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (vi), (viii) and (xvi) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective (or, if later, at the time of filing of the Company’s most recent annual, quarterly or current report on Form 10-K, 10-Q or 8-K) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

(b) The Selling Stockholder shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Akerman Senterfitt, counsel for the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Cahill Gordon & Reindel llp, counsel for the Underwriters, stating that:

(i) the execution, delivery and performance by the Selling Stockholder of this Agreement do not and will not and the sale and delivery of the Shares do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any of the laws of the United States, Florida or Delaware or any existing order or decree of general application of any governmental authority or agency or any official body of the United States, Florida or Delaware;

(ii) no approval, authorization, consent or order of or filing with any U.S. federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares by the Selling Stockholder and consummation by the Selling Stockholder of the transactions contemplated hereby other than (A) registration of the Shares under the Act, (B) compliance with state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (C) compliance with the requirements of the NYSE; and

(iii) if Florida law were to govern the sale of Shares by the Selling Stockholder, assuming that each Underwriter acquires its interest in the Shares it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 678.1051 of the Florida Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Shares delivered at the time of purchase or additional time of purchase with endorsement in blank, as the case may be, to the DTC or other securities intermediary by making payment therefor as provided herein, and has had such Shares credited to the securities account or accounts of such Underwriter maintained with the DTC or such other securities intermediary, each Underwriter will have acquired a security entitlement (within the meaning of Section 678.1021(1)(q) of the UCC) to such Shares purchased by such Underwriter, and pursuant to Section 678.5021 of the UCC no action based on an adverse claim (within the meaning of Section 678.1051 of the UCC) may be asserted against such Underwriter with respect to such Shares.

(c) The Selling Stockholder shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Moratis-Passas, Greek counsel for the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Cahill Gordon & Reindel llp, counsel for the Underwriters, stating that:

(i) the Selling Stockholder has been duly organized and is validly existing under the laws of the Republic of Greece;

(ii) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

(iii) the Selling Stockholder has full legal right and power, and has obtained any authorization or approval required by Greek law, to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided in this Agreement;

(iv) delivery of certificates for the Shares by the Selling Stockholder pursuant hereto will pass valid and marketable title thereto to the Underwriters, free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(v) to the best of such counsel’s knowledge, the statements in the Prospectus under the caption “Security Ownership” insofar as such statements constitute a summary of the matters referred to therein present fairly the information called for with respect to such matters;

(vi) the Lock-Up Agreement executed and delivered by the Selling Stockholder has been duly authorized, executed and delivered by the Selling Stockholder;

(vii) the Selling Stockholder’s articles of association, as in effect at the date hereof, have been duly adopted by the Selling Stockholder and are binding on the Selling Stockholder and its stockholders;

(viii) the execution, delivery and performance by the Selling Stockholder of this Agreement and the Lock-Up Agreement do not and will not and the sale and delivery of the Shares do not and will not breach any provision of its articles of association, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any of the laws of the Republic of Greece or any existing order or decree of general application of any governmental authority or agency or any official body of the Republic of Greece;

(ix) all approvals, consents, authorizations, orders, registrations, clearances and qualifications of or with any Greek national or regional court or governmental agency or body or any stock exchange authorities within Greece having jurisdiction over the Selling Stockholder required for the sale of the Shares and for the execution and delivery by the Selling Stockholder of this Agreement and the Lock-Up Agreement, have been obtained or made and are in full force and effect;

(x) the choice of laws of the State of New York to govern the Agreement will be upheld as a valid choice of law in the courts of the Republic of Greece, provided it is pleaded as such;

(xi) there is no applicable statutory provision which would restrict the enforcement in the Republic of Greece of a judgment obtained in an American Court, and a final and conclusive monetary judgment obtained in an American Court against the Selling Stockholder for a definite sum of money (not being a sum payable in respect of taxes or like charges or in respect of a fine or penalty) arising out of or in relation to this Agreement would be enforceable by action in the courts of the Republic of Greece without a retrial or re-examination of the matters thereby adjudicated upon provided that the proceedings before, and the judgment of, such American Court were not impeachable on the following grounds: (a) the defeated party not having had the opportunity to defend itself (other than by virtue of a provision equally applicable to U.S. citizens); (b) the decision being contrary to a decision of a Greek court enjoying a res judicata effect in a dispute between the same parties and (c) the decision being contrary to the bonos mores or to Greek public order;

(xii) to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement or the Lock-Up Agreement in the Republic of Greece, it is not necessary that any such document be submitted to, filed or recorded with any court or other authority in the Republic of Greece or that any tax, imposition or charge be paid in the Republic of Greece on or in respect of any such document, other than charges relating to creating a Greek translation of the relevant document;

(xiii) it is not necessary under the laws of the Republic of Greece that the Underwriters be licensed, qualified or entitled to carry on business in the Republic of Greece solely by reason of the execution, delivery, performance or enforcement of this Agreement;

(xiv) none of the Underwriters are or will be deemed to be a resident, domiciled, carrying on business or subject to taxation in the Republic of Greece by reason only of the execution, delivery, performance or enforcement of this Agreement;

(xv) it is not necessary under the laws of the Republic of Greece that (i) in order to enable any party to enforce its rights under this Agreement or (ii) by reason of the execution of this Agreement or the Lock-Up Agreement or the performance by any party of its obligations under such agreements, any party to such agreements should be licensed, qualified or otherwise entitled to carry on business in the Republic of Greece;

(xvi) the submission to the jurisdiction of a competent American Court, contained herein is valid and binding under the laws of the Republic of Greece; the waiver by the Selling Stockholder of any objection to the venue of a proceeding in such American Court is legal, valid and binding; the waiver by the Selling Stockholder of all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any claim in such American Court is legal, valid and binding; and

(xvii) service of process effected in the manner set forth in Section 15 of this Agreement, assuming its validity under New York law, will be effective, for the purposes of the laws of the Republic of Greece, to confer valid personal jurisdiction over the Selling Stockholder in an American Court, provided that such appointment of agent for service of process by the Selling Stockholder has not previously been revoked.

(d) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Managing Underwriters.

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Cahill Gordon & Reindel llp, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs (iv), (v) (pertaining to the Shares to be sold by the Company), (viii) (with respect to the Shares only), (ix) and (x) and a favorable letter as to the last subparagraph of paragraph (a) of this Section 8.

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you object in writing.

(g) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer or its Chief Financial Officer in the form attached as Exhibit B hereto.

(k) You shall have received on the date hereof signed agreements dated the date hereof (each a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of the Selling Stockholder and each of the persons listed on Schedule C annexed hereto.

(l) The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(n) The Selling Stockholder will at the time of purchase and the additional time of purchase, as the case may be deliver to you a certificate of the Selling Stockholder to the effect that the representations and the warranties of the Selling Stockholder as set forth in this Agreement are true and correct as of each such date.

(o) The Selling Stockholder shall have provided you with three executed original Internal Revenue Service Forms W-8BEN certifying that, for U.S. federal income tax purposes, the Selling Stockholder is a non-U.S. corporation and the beneficial owner of the Shares being sold by it.

9. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Managing Underwriters, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in the sole judgment of the Managing Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or limitation in trading in securities generally on the NYSE, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation National Market System; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the sole judgment of the Managing Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Managing Underwriters elect to terminate this Agreement as provided in this Section 9, the Company, the Selling Stockholder and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholder, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholder under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholder agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or the Selling Stockholder to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Indemnity and Contribution.

(a) The Company and the Selling Stockholder jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 11(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares concerned, to the extent that any such loss, damage, expense, liability or claim of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (v) the Company had previously furnished sufficient copies of the Prospectus to the Managing Underwriters, (w) delivery of the Prospectus was required by the Act to be made to such person, (x) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus, (y) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus and (z) such loss, damage, expense, liability or claim was not caused by (i) any untrue statement or alleged untrue statement made by the Company or the Selling Stockholder in Section 3 or 4 hereof or the failure by the Company or the Selling Stockholder to perform when and as required by any agreement or covenant contained herein or (ii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or the Selling Stockholder or based upon written information furnished by or on behalf of the Company or the Selling Stockholder including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Selling Stockholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company and the Selling Stockholder in writing of the institution of such Proceeding and the Company or the Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Selling Stockholder shall not relieve the Company or the Selling Stockholder from any liability which the Company or the Selling Stockholder may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or the Selling Stockholder in connection with the defense of such Proceeding or the Company or the Selling Stockholder shall not have, within a reasonable period of time in the light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or the Selling Stockholder (in which case the Company or the Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Stockholder and paid as incurred (it being understood, however, that the Company or the Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or the Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or the Selling Stockholder, the Company or the Selling Stockholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company, the Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Selling Stockholder or any such person or otherwise. The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in the light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, the Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the delivery of the Shares. The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholder, against any of the Company’s or Selling Stockholder’s officers or directors, as the case may be, in connection with the sale of the Shares, or in connection with the Registration Statement or the Prospectus.

12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the fifth and ninth paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof.

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, N.Y. 10013, Attention: General Counsel, with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, Attention: Daniel J. Zubkoff, Esq.; if to the Company or the Selling Stockholder, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 4000 Hollywood Blvd., Suite 500N, Hollywood, Florida 33021, Attention: General Counsel, with a copy to Akerman Senterfitt, One Southeast Third Avenue, 28th Floor, Miami, Florida 33131, Attention: Kara L. MacCullough, Esq., and Moratis-Passas, 4, Lycavittou Str., 10671 Athens, Greece, Attention: Mr. George Moratis.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholder consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholder irrevocably and unconditionally waive any objection to the laying of venue of any Claim in any such court, irrevocably and unconditionally waive and agree not to plead or claim in any such court that any Claim brought in any such court has been brought in an inconvenient forum. With respect to any Claim or judgment related thereto, the Company and the Selling Stockholder irrevocably waive, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any Claim or judgment related thereto. The Company and the Selling Stockholder hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Managing Underwriters or any indemnified party. Each of the Managing Underwriters, the Selling Stockholder and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholder agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Selling Stockholder hereby appoints, without power of revocation, the Company as its agent to accept and acknowledge on its behalf service, at the Company’s address for notices listed in Section 13, of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholder and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Selling Stockholder and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Managing Underwriters could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and the Selling Stockholder in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Company and the Selling Stockholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriters against such loss.

20. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

21. No Fiduciary Duty. The Company and the Selling Stockholder hereby acknowledge that each of the Underwriters is acting solely as an underwriter in connection with the purchase and sale of the Company’s securities. The Company and Selling Stockholder further acknowledge that (i) the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors, the Selling Stockholder or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof and (ii) the Company and the Selling Stockholder have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholder and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company and the Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholder hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholder and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company or the Selling Stockholder regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Stockholder. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the Underwriters, please so indicate in the space provided below for this purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder and the Underwriters, severally.

Very truly yours,

TECHNICAL OLYMPIC USA, INC.

By: /s/ David J. Keller

Name: David J. Keller

Title: Senior Vice President, Chief Financial

Officer and Treasurer

TECHNICAL OLYMPIC S.A.,

as the Selling Stockholder

By: /s/ Konstantinos Stengos
Name: Konstantinos Stengos
Title: Chairman

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC By:	/s/ Robert Crowley

Name:	Robert Crowley
Title:	Managing Director
By:	/s/ Silvia Shiliashka

Name: Silvia Shiliashka
Title: Associate Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael S. Weiss

Name: Michael S. Weiss
Title: Vice President

SCHEDULE A

Number of
Underwriter	Firm Shares

UBS Securities LLC	1,500,000
Citigroup Global Markets Inc.	1,500,000
Deutsche Bank Securities Inc.	600,000
Wachovia Capital Markets, LLC	280,000
JMP Securities LLC	120,000

Total	4,000,000

SCHEDULE B

Subsidiaries

Alliance Insurance and Information Services, LLC
Beacon Hill at Mountain’s Edge, LLC
Chantilly Park Condos, LLC
EH/Transeastern, LLC
Engle/Gilligan, LLC
Engle Homes Delaware, Inc.
Engle Homes Reinsurance Limited
Engle Homes Residential Construction, L.L.C.
Engle/James LLC
Engle/Red River, LLC
Engle Sierra Verde P4, LLC
Engle Sierra Verde P5, LLC
Engle/Sunbelt, LLC
Engle/Sunbelt Holdings, LLC
Engle Whitestone, LLC
HomePartners Title Services, L.L.C.
Lorton South Condominium, LLC
McKay Landing LLC
Newmark Homes Business Trust
Newmark Homes, L.L.C.
Newmark Homes, L.P.
Newmark Homes Purchasing, L.P.
Preferred Builders Realty, Inc.
Preferred Home Mortgage Company
Prestige Abstract & Title, L.L.C.
Professional Advantage Title, Ltd.
Reflection Key, LLC
Silverlake Interests, L.C.
TE/TOUSA, LLC
TE/TOUSA Mezzanine Two, LLC
TE/TOUSA Mezzanine, LLC
TE/TOUSA Senior, LLC
The Century Title Agency, Ltd.
TOI, LLC
TOUSA Associates Services Company
TOUSA Delaware, Inc.
TOUSA Financing, Inc.
TOUSA Homes, Inc.
TOUSA Homes Investment #1, Inc.
TOUSA Homes Investment #2, Inc.
TOUSA Homes Investment #2, LLC
TOUSA Homes Investment #1, L.P.
TOUSA Homes, L.P.
TOUSA Investment #1, Inc.
TOUSA Investment #2, Inc.
TOUSA Investment #1, LLC
TOUSA Investment #2, LLC
TOUSA Investment #3, LLC
TOUSA Investment #4, LLC
TOUSA Investment #5, LLC
TOUSA/Kolter Holdings, LLC
TOUSA/Kolter, LLC
TOUSA, LLC
TOUSA Mid-Atlantic Investments, LLC
TOUSA Ventures, LLC
Universal Land Title, Inc.
Universal Land Title Investment #1, L.L.C.
Universal Land Title Investment #2, L.L.C.
Universal Land Title Investment #3, L.L.C.
Universal Land Title Investment #4, L.L.C.
Universal Land Title of Colorado, Inc.
Universal Land Title of North Texas, LLC
Universal Land Title of South Florida, Ltd.
Universal Land Title of Texas, Inc.
Universal Land Title of the Palm Beaches, Ltd.
WPines Developers, L.L.C.
Woodland Pines, L.P.

SCHEDULE C

Lock-Up Signatories

Antonio Mon
Tommy McAden
Harry Engelstein
John Kraynick
David J. Keller
William Hasler
Larry Horner
Susan Parks
Michael Poulos
Konstantinos Stengos
Andreas Stengos
George Stengos
Marianna Stengou

J. Bryan Whitworth

Exhibit A

Technical Olympic USA, Inc.

Common Stock

($0.01 Par Value)

September 7, 2005

UBS Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc
Wachovia Capital Markets, LLC
JMP Securities LLC
as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Technical Olympic USA, Inc. (the “Company”), Technical Olympic S.A. and you, as Managing Underwriters, with respect to the public offering (the “Offering”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS and Citigroup, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof, or (d) sales of shares of the Company’s Common Stock by the undersigned; provided, that the number of such shares plus all other shares sold by the Company’s executive officers and directors party to similar lockup agreements and Technical Olympic S.A. shall not exceed 100,000 in the aggregate.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of the Managing Underwriters, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

Exhibit B

Officers’ Certificate

1. I have reviewed the Registration Statement and the Prospectus.

2. The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3. The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4. The conditions set forth in paragraphs (g) and (h) of Section 8 of this Agreement have been met.

5. Since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

6. The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.